Exhibit 99.1

Vistra Reports First Quarter 2020 Results

Above Expectations and Reaffirms 2020 Guidance

IRVING, Texas — May 5, 2020 — Vistra (NYSE: VST):

Financial Highlights

•

Delivered first quarter 2020 Ongoing Operations Adjusted EBITDA[1] of $850 million and Net Income from Ongoing Operations[1] of $62 million—results above consensus and management expectations for the quarter. Ongoing Operations Adjusted EBITDA[1] results were $26 million[2] better than first quarter 2019 primarily driven by the acquisitions of Ambit Energy and Crius Energy.

•	Reaffirmed 2020 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG guidance ranges of $3,285 to $3,585 million[1] and $2,160 to $2,460 million,[1,3] respectively.

•	Vistra expects its integrated business model to continue to demonstrate its strength and relative stability in 2020.

•

Vistra’s guidance reaffirmation reflects its meaningful hedge position (Vistra is approximately 99% hedged for the balance of the year) and its attractive retail customer mix (Vistra derives approximately 90% of its Retail segment Adjusted EBITDA from the residential and mass business customer classes), thereby minimizing the current and potential negative impacts of COVID-19 including lower business demand for electricity, lower power prices and volumes in 2020 reflecting this decreased demand, and anticipated increased bad debt in the Retail segment.

•

Paid a quarterly dividend of $0.135 per share on March 31, 2020, to shareholders of record as of March 17, 2020, and announced the second quarter dividend of $0.135 per share payable on June 30, 2020, to shareholders of record as of June 16, 2020, or $0.54 per share on an annualized basis. This dividend represents an 8% increase from the company’s quarterly common stock dividend paid in 2019.

•

Announced it is on track to achieve nearly $700 million of the projected ~$760 million of Dynegy, Crius, and Ambit merger synergies and Operations Performance Initiative (OPI) EBITDA value lever targets by year-end 2020. Vistra expects to realize and achieve the EBITDA value lever targets as follows:

	Realized in Year	Achieved by YE
2020	$622	$697
2021	$726	$756

Vistra – Press Release

May 5, 2020, Page 2

COVID-19 Response

•	Vistra took proactive measures to protect its employees and mitigate the impacts of COVID-19 on our business, including:

•	Suspending non-essential business travel and restricting access to corporate offices and plants.

•

Initiating early implementation of temperature testing and entry questionnaires at our corporate offices and plant sites and institution of a work-from-home policy for all employees with remote-work capabilities.

•	Requiring face coverings and social distancing and thoroughly cleaning facilities between shifts.

•	Executing commercial transactions to better position Vistra for anticipated market moves.

•	As a result, Vistra has been able to operate safely, ensuring we can continue to provide essential electricity to the communities relying on us to power their daily lives. Vistra has:

•	Completed, or is on track to complete, 86 maintenance outages during its spring maintenance season to ensure plant reliability for the critical summer months.

•	Maintained call center service levels >90% within Vistra Retail in the first quarter and >92% in April.

•

Recorded only 2 positive tests to date among its ~5,500 employees and ~3,000 contractors in 20 states and the District of Columbia; neither case was contracted at work and neither individual became a part of the employee population upon contracting the virus; both have since recovered.

•	Vistra also took various actions to assist our customers and our communities during this unprecedented time, including:

•	Waiving late fees, extending payment dates, and providing payment plans for those impacted by COVID-19.

•	Offering bill payment assistance through TXU Energy Aid.

•	Donating $2 million for COVID-19 relief efforts to non-profits and social service agencies in the communities we serve.

Growth Highlights

•

Announced an expansion of the company’s battery energy storage project located at the site of its Oakland Power Plant. The battery will now have a capacity of 36.25 MW/145 MWh instead of the previously announced capacity of 20 MW/80 MWh. Vistra anticipates the battery storage project will enter commercial operations by Jan. 2022.

(1)	Excludes the Asset Closure segment. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.
(2)	Q1 2019 results for four MISO assets retired in late 2019 were recast from the MISO segment to the Asset Closure segment, resulting in an increase of $9 million to our Q1 2019 MISO segment results.
(3)

Vistra has not updated its 2020 Ongoing Operations Adjusted FCFbG guidance to reflect the early receipt of $93 million of alternative minimum tax (AMT) refunds in 2019 that were forecast to be received in 2020. In accordance with the recently passed Coronavirus Aid, Relief, and Economic Security Act (CARES Act), Vistra will accelerate its claim of approximately $64 million of AMT refunds on its 2020 tax return. We expect we will receive the $64 million refund in the second half of 2020.

Vistra – Press Release

May 5, 2020, Page 3

Summary of Financial Results for First Quarter Ended March 31, 2020

	Three Months Ended
($ in millions)	March 31, 2020	March 31, 2019[2]
Net Income	$45	$224
Ongoing Operations Net Income[1]	$62	$248
Ongoing Operations Adjusted EBITDA[1]	$850	$824

Adjusted EBITDA by Segment
Retail	$311	$257
ERCOT	$217	$204
PJM	$218	$201
NY/NE	$60	$86
MISO	$28	$57
CAISO/Corp	$16	$19
Asset Closure	$(17)	$(22)

For the three months ended March 31, 2020, Vistra reported Net Income from Ongoing Operations1 of $62 million and Ongoing Operations Adjusted EBITDA1 of $850 million. Vistra’s first quarter Adjusted EBITDA was $26 million2 higher than first quarter 2019 results, driven by the acquisitions of Ambit Energy and Crius Energy and partially offset by lower generation results driven principally by lower capacity payments in its NY/NE and MISO segments.

Vistra reported first quarter Adjusted EBITDA from the Retail segment of $311 million, $54 million higher than first quarter 2019 results, driven primarily by the additions of Ambit Energy and Crius Energy. First quarter Adjusted EBITDA from the generation segments totaled $539 million,3 $28 million2 lower than first quarter 2019 results due to lower results in the NY/NE and MISO segments, primarily driven by lower capacity revenues.

“First and foremost, our hearts go out to those who have been adversely impacted by the COVID-19 virus. While uncertainty remains, we are confident the American compassion, courage, ingenuity, and resilience will win out,” said Curt Morgan, Vistra’s president and chief executive officer. “Vistra started the year executing and delivering strong financial results and we are on track to continue to do so, even in the face of headwinds from the COVID-19 pandemic. Our business model – one that prioritizes a strong balance sheet and low-cost, integrated operations – is proving to be more important than ever during this time of economic uncertainty and volatility. We took actions early in the year to prepare our operations for this environment, ensuring the health and safety of our employees while fulfilling our obligation to provide an essential service. Reliable power has perhaps never been more important than it is today, allowing people to shelter in place and providing the essential electricity to keep lifesaving medical equipment running. Vistra takes very seriously its obligation to keep our employees healthy and safe and to provide the American people with affordable and reliable power. I am extremely proud of our team’s commitment to execution during these trying times.”

(1)

Excludes results from the Asset Closure segment. Adjusted EBITDA is a non-GAAP financial measure. See the “Non-GAAP Reconciliation” tables for further details. Total by segment may not tie due to rounding.

(2)	Q1 2019 results for four MISO assets retired in late 2019 were recast from the MISO segment to the Asset Closure segment, resulting in an increase of $9 million to our Q1 2019 MISO segment results.
(3)	Generation includes Corporate and Other.

Vistra – Press Release

May 5, 2020, Page 4

Guidance

($ in millions)	2020
Ongoing Ops. Adj. EBITDA[1]	$3,285 – 3,585
Ongoing Ops. Adj. FCFbG[1,2]	$2,160 – 2,460

(1)	Excludes the Asset Closure segment. Adjusted EBITDA and Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.
(2)

Vistra has not updated its 2020 Ongoing Operations Adjusted FCFbG guidance to reflect the early receipt of $93 million of AMT refunds in 2019 that were forecast to be received in 2020. In accordance with the CARES Act, Vistra will accelerate its claim of approximately $64 million of AMT refunds on its 2020 tax return. We expect we will receive the $64 million refund in the second half of 2020.

Vistra is reaffirming its 2020 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG guidance ranges of $3,285 to $3,585 million and $2,160 to $2,460 million, respectively.

Capital Allocation

Vistra took steps within the quarter to reduce its long-term debt obligations. In Jan. 2020, Vistra redeemed the remaining $81 million of 8.000% senior unsecured notes due 2025, and in March 2020, Vistra Operations repurchased $100 million principal amount of Term Loan B-3 under the credit facility. On May 1, 2020, Vistra notified the holders of its 5.875% senior unsecured notes due 2023 that it will redeem all $500 million aggregate principal amount of such notes on June 1, 2020. Vistra continues to prioritize debt reduction in 2020 and, as a result, has not repurchased additional shares under its authorized share repurchase program since Nov. 2019. Net shares outstanding are approximately 488.6 million as of April 30, 2020. Vistra is on track to communicate its long-term capital allocation plan in late September of this year.

Liquidity

Vistra believes it has sufficient liquidity to continue business operations during the COVID-19 pandemic. In addition, Vistra’s maturities of long-term debt are relatively modest until 2023. As of March 31, 2020, Vistra had total available liquidity of approximately $1,834 million, including cash and cash equivalents of $717 million and $1,117 million of availability under its revolving credit facility. The company had $1,415 million of letters of credit outstanding as of March 31, 2020. In April 2020, Vistra repaid $550 million aggregate principal amount of revolving credit loans outstanding utilizing cash on hand.

Earnings Webcast

Vistra will host a webcast today, May 5, 2020, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live, listen-only webcast and the accompanying slides that will be discussed on the call can be accessed via the investor relations section of Vistra’s website at www.vistraenergy.com. A replay of the webcast will be available on the Vistra website for one year following the live event.

Vistra – Press Release

May 5, 2020, Page 5

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases),“Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, preferred stock dividends, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment) and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both net income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistraenergy.com

Analysts

Molly Sorg

214-812-0046

Investor@vistraenergy.com

About Vistra

Vistra (NYSE: VST) is a premier, integrated, Fortune 350 energy company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive markets in

Vistra – Press Release

May 5, 2020, Page 6

the U.S. and markets in Canada and Japan, as well. Serving nearly 5 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is the largest competitive residential electricity provider in the country and offers over 40 renewable energy plans. The company is also the largest competitive power generator in the U.S. with a capacity of approximately 39,000 megawatts powered by a diverse portfolio including natural gas, nuclear, solar, and battery energy storage facilities. In addition, the company is a large purchaser of wind power. The company is currently constructing a 300-MW/1,200-MWh battery energy storage system in Moss Landing, California, which will be the largest of its kind in the world when it comes online. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders including our customers, our communities where we work and live, our employees, and our investors. Learn more about our environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistraenergy.com/sustainability/

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, the potential impacts of the COVID-19 pandemic on our results of operations, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon the contemplated strategic and performance initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of pandemics, including the COVID-19 pandemic, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2019 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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May 5, 2020, Page 7

VISTRA ENERGY CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (Millions of Dollars, Except Per Share Amounts)

	Three Months Ended March 31,
	2020	2019
Operating revenues	$2,858	$2,923
Fuel, purchased power costs and delivery fees	(1,333)	(1,461)
Operating costs	(379)	(385)
Depreciation and amortization	(419)	(405)
Selling, general and administrative expenses	(252)	(182)
Impairment of long-lived assets	(84)	—

Operating income	391	490
Other income	7	25
Other deductions	(31)	(2)
Interest expense and related charges	(300)	(222)
Impacts of Tax Receivable Agreement	(8)	3
Equity in earnings of unconsolidated investment	3	7

Income before income taxes	62	301
Income tax expense	(17)	(77)

Net income	$45	$224
Net loss attributable to noncontrolling interest	11	1

Net income attributable to Vistra Energy	$56	$225

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VISTRA ENERGY CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31,
	2020	2019
Cash flows — operating activities:
Net income	$45	$224
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	489	461
Deferred income tax expense, net	13	70
Impairment of long-lived assets	84	—
Loss on disposal of investment in NELP	28	—
Unrealized net gain from mark-to-market valuations of commodities	(125)	(186)
Unrealized net loss from mark-to-market valuations of interest rate swaps	174	80
Asset retirement obligation accretion expense	12	14
Impacts of Tax Receivable Agreement	8	(3)
Stock-based compensation	14	12
Other, net	3	(32)
Changes in operating assets and liabilities:
Margin deposits, net	99	34
Accrued interest	(77)	15
Accrued taxes	(110)	(75)
Accrued employee incentive	(90)	(90)
Other operating assets and liabilities	(15)	(136)

Cash provided by operating activities	552	388

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(261)	(153)
Proceeds from sales of nuclear decommissioning trust fund securities	75	78
Investments in nuclear decommissioning trust fund securities	(80)	(83)
Proceeds from sale of environmental allowances	74	—
Purchases of environmental allowances	(106)	(1)
Other, net	14	10

Cash used in investing activities	(284)	(149)

Cash flows — financing activities:
Issuances of long-term debt	—	1,300
Repayments/repurchases of debt	(223)	(1,282)
Net borrowings under accounts receivable securitization program	—	11
Borrowings under Revolving Credit Facility	425	—
Repayments under Revolving Credit Facility	(75)	—
Stock repurchase	—	(248)
Dividends paid to stockholders	(66)	(61)
Debt tender offer and other financing fees	(5)	(64)
Other, net	(4)	—

Cash provided by (used in) financing activities	52	(344)

Net change in cash, cash equivalents and restricted cash	320	(105)
Cash, cash equivalents and restricted cash — beginning balance	475	693

Cash, cash equivalents and restricted cash — ending balance	$795	$588

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May 5, 2020, Page 9

VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 2020

(Unaudited) (Millions of Dollars)

	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$95	$258	$118	$15	$(79)	$(345)	$62	$(17)	$45
Income tax expense	—	—	—	—	—	17	17	—	17
Interest expense and related charges (a)	4	(2)	2	—	1	295	300	—	300
Depreciation and amortization (b)	80	142	138	48	11	19	438	—	438

EBITDA before Adjustments	179	398	258	63	(67)	(14)	817	(17)	800

Unrealized net (gain) loss resulting from hedging transactions	121	(181)	(66)	(21)	10	12	(125)	—	(125)
Generation plant retirement expenses	—	—	—	—	—	—	—	(1)	(1)
Fresh start/purchase accounting impacts	4	(3)	2	—	1	—	4	—	4
Impacts of Tax Receivable Agreement	—	—	—	—	—	8	8	—	8
Non-cash compensation expenses	—	—	—	—	—	13	13	—	13
Transition and merger expenses	5	2	7	—	—	5	19	—	19
Impairment of long-lived assets	—	—	—	—	84	—	84	—	84
Loss on disposal of investment in NELP	—	—	13	15	—	—	28	—	28
Other, net	2	1	4	3	—	(8)	2	1	3

Adjusted EBITDA	$311	$217	$218	$60	$28	$16	$850	$(17)	$833

(a)	Includes $174 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $19 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 20191

(Unaudited) (Millions of Dollars)

	Retail	ERCOT	PJM	NY/NE	MISO	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Energy Consolidated
Net income (loss)	$15	$301	$162	$21	$21	$(272)	$248	$(24)	$224
Income tax expense	—	—	—	—	—	77	77	—	77
Interest expense and related charges (a)	3	(3)	3	1	2	216	222	—	222
Depreciation and amortization (b)	59	149	130	64	3	17	422	—	422

EBITDA before Adjustments	77	447	295	86	26	38	969	(24)	945

Unrealized net (gain) loss resulting from hedging transactions	164	(251)	(91)	(6)	14	(16)	(186)	—	(186)
Fresh start / purchase accounting impacts	14	2	(6)	2	4	(1)	15	1	16
Impacts of Tax Receivable Agreement	—	—	—	—	—	(3)	(3)	—	(3)
Non-cash compensation expenses	—	—	—	—	—	13	13	—	13
Transition and merger expenses	—	1	1	1	8	7	18	—	18
Other, net	2	5	2	3	5	(19)	(2)	1	(1)

Adjusted EBITDA	$257	$204	$201	$86	$57	$19	$824	$(22)	$802

[1]	Q1 2019 results for four MISO assets retired in late 2019 were recast from the MISO segment to the Asset Closure segment, resulting in an increase of $9 million to our Q1 2019 MISO segment results.

(a)	Includes $80 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $17 million in the ERCOT segment.

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VISTRA ENERGY CORP.

NON-GAAP RECONCILIATIONS - 2020 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Energy Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	$849	$1,081	$(95)	$(75)	$754	$1,006
Income tax expense	252	320	—	—	252	320
Interest expense and related charges (a)	463	463	—	—	463	463
Depreciation and amortization (b)	1,600	1,600	—	—	1,600	1,600

EBITDA before Adjustments	$3,164	$3,464	$(95)	$(75)	$3,069	$3,389
Unrealized net (gain)/loss resulting from hedging transactions	(29)	(29)	—	—	(29)	(29)
Impacts of Tax Receivable Agreement	69	69	—	—	69	69
Non-cash compensation expenses	44	44	—	—	44	44
Transition and merger expenses	35	35	—	—	35	35
Other, net	2	2	—	—	2	2

Adjusted EBITDA guidance	$3,285	$3,585	$(95)	$(75)	$3,190	$3,510
Interest paid, net	(543)	(543)	—	—	(543)	(543)
Tax (paid)/received (c)	153	153	—	—	153	153
Tax receivable agreement payments	(3)	(3)	—	—	(3)	(3)
Working capital and margin deposits	2	2	—	—	2	2
Reclamation and remediation	(60)	(60)	(126)	(126)	(186)	(186)
Other changes in other operating assets and liabilities	(80)	(80)	31	31	(49)	(49)

Cash provided by operating activities	$2,754	$3,054	$(190)	$(170)	$2,564	$2,884
Capital expenditures including nuclear fuel purchases and LTSA Prepayments	(613)	(613)	—	—	(613)	(613)
Solar and Moss Landing development and other growth expenditures	(315)	(315)	—	—	(315)	(315)
(Purchase)/sale of environmental credits and allowances	(39)	(39)	—	—	(39)	(39)
Other net investing activities	(20)	(20)	—	—	(20)	(20)

Free cash flow	$1,767	$2,067	$(190)	$(170)	$1,577	$1,897
Working capital and margin deposits	(2)	(2)	—	—	(2)	(2)
Moss Landing development and other growth expenditures	315	315	—	—	315	315
Purchase/(sale) of environmental credits and allowances	39	39	—	—	39	39
Transition and merger expenses	38	38	—	—	38	38
Transition capital expenditures	3	3	—	—	3	3

Adjusted Free Cash Flow before Growth guidance	$2,160	$2,460	$(190)	$(170)	$1,970	$2,290

[1]	Regulation G Table for 2020 Guidance prepared as of November 5, 2019.

(a)	Includes unrealized gain on interest rate swaps of $21 million.
(b)	Includes nuclear fuel amortization of $74 million.
(c)	Includes state tax payments.